Exhibit 99.1

Contact:	Robert E. Wheaton
President, CEO
Star Buffet, Inc.
(480) 425-0397

FOR IMMEDIATE RELEASE:  Tuesday, February 28, 2006

STAR BUFFET, INC. ACQUIRES RESTAURANT

SCOTTSDALE, AZ — February 28, 2006 — Star Buffet, Inc. (NASDAQ: STRZ) a multi-concept restaurant operator announced today that it has completed the acquisition of K-BOB’S Steakhouse in Dumas, Texas.  Commenting on the acquisition of this independently-owned, franchised restaurant, Robert E. Wheaton, Star Buffet’s President stated, “This acquisition is consistent with our objective of increasing the number of K-BOB’S restaurants the Company operates.” Commenting further, Mr. Wheaton said, “We are particularly pleased about our new association with this well-established restaurant and are excited to have the opportunity to become part of the Dumas, Texas community.”

About Star Buffet

Star Buffet is a multi-concept restaurant operator.  As of February 28, 2006 Star Buffet, through its subsidiaries, operates 14 franchised HomeTown Buffet restaurants, six JB’s restaurants, five BuddyFreddys restaurants, four K-BOB’S restaurants, two JJ North’s Country Buffet restaurants, two Holiday House restaurants and one Casa Bonita Mexican theme restaurant.

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